EXHIBIT 11

        Computation of weighted average number of shares of common stock

                                                       For the three                For the nine
                                                     months ended Sept.          months ended Sept.
                                                  1999              2000        1999            2000
                                                  ----              ----        ----            ----
Shares outstanding at beginning
    of period (net of 25,000
    shares held in treasury)...............      15,275            15,319      15,158           15,279

Weighted average shares issued.............           1                 5          70               28
                                                 ------            ------      ------           ------

Shares used in the calculation of
        Basic EPS (weighted average
        shares outstanding.................      15,276            15,324      15,228           15,307

Effect of dilutive securities..............         333                97         363              190
                                                 ------            ------      ------           ------

Shares used in the calculation of
    Diluted EPS............................      15,609            15,421      15,591           15,497
                                                 ======            ======      ======           ======